UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 9, 2016, Meridian Waste Solutions, Inc. (“Holdings”), Here to Serve - Missouri Waste Division, LLC (“Missouri Waste”), Here to Serve - Georgia Waste Division, LLC (“Georgia Waste”), Brooklyn Cheesecake & Dessert Acquisition Corp. (“BCDA”), Meridian Land Company, LLC (“Meridian Land”), Christian Disposal, LLC (“Christian Disposal”), and FWCD, LLC (“FWCD” and together with Holdings, BCDA, Missouri Waste, Georgia Waste, Meridian Land, and Christian Disposal, the “Companies”), and certain subsidiaries of Holdings, the Lenders from time to time party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent for Lenders, Collateral Agent, and Lead Arranger executed and delivered that certain First Amendment to Credit and Guaranty Agreement (the “Amendment”) to amend certain terms and conditions of that certain Credit and Guaranty Agreement, dated as of December 22, 2015, by and among the parties to the Amendment (the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement is amended by (i) changing the definitions of certain terms in the Credit Agreement; (ii) inserting a limited waiver of specific requirements of the Companies to deliver certain statements and certificates; and (iii) inserting consents to the use of certain independent certified accountants and the use of extensions on certain filings with the Securities and Exchange Commission.

The above description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
First Amendment to Credit and Guaranty Agreement, dated as of March 9, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: March 15, 2016	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer